Exhibit 32.1

Statement of Chief Executive Officer and Principal Financial and Accounting Officer
Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Snehal Patel, the Chief Executive Officer and Principal Financial and Accounting Officer of Greenwich LifeSciences, Inc. (the “Company”), hereby certifies that based on the undersigned’s knowledge:

1.	The Company’s quarterly report on Form 10-Q for the period ended March 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 20, 2025	/s/ Snehal Patel
Snehal Patel
Chief Executive Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)